Exhibit 11

Sheldahl, Inc. and Subsidiary
Statement Regarding Computation of Earnings Per Share
(in thousands, except per share data)

                                        	For the Fiscal Years Ended
                                  	September 1,   	August 30,   	August 29,
                                      	1995           1996          1997
                                      	____	          ____	         ____
Primary Earnings Per Share:

Weighted average number of issued
   shares outstanding                 	6,692        	 8,414	        8,967

Effect of exercise of stock
   options under the treasury
   stock method	                         233      	     272	            -
                                     	______	        ______	       ______
Weighted average shares
   outstanding used to compute
   primary earnings per share	         6,925       	  8,686	        8,967
                                     	======        	======       	======

Net income (loss)                    	$3,134	        $4,772	     $(7,969)
                                     	======        	======       	======

New income (loss) per share         	 $ 0.45       	 $ 0.55     	$ (0.89)
                                     	======	        ======	       ======

Fully Diluted Earnings Per Share:

Weighted average number of issued
   shares outstanding                 	6,692         	8,414        	8,967

Effect of exercise of stock
   options under the treasury
   stock method	                         279	           223	            -
                                     	______	        ______	       ______
Weighted average shares
   outstanding used to compute
   primary earnings per share	         6,971	         8,637      	  8,967
                                     	======	        ======       	======

Net income (loss)                    	$3,134	        $4,772	     $(7,969)
                                     	======	        ======	       ======

New income (loss) per share         	 $ 0.45       	 $ 0.55    	 $ (0.89)
                                     	======	        ======       	======
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